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                                                                     Exhibit (j)






                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the use of our report dated January 29, 1999 on the financial statements and financial highlights of SM&R Balanced Fund, Inc. (formerly Triflex Fund, Inc.). Such financial statements and financial highlights appear in the 1998 Annual Report to Shareholders which appears in the Statement of Additional Information filed in the Post-Effective Amendment to
the Registration Statement on Form N-1A of SM&R Balanced Fund, Inc.   We also
consent to the references to our Firm in the Registration Statement and Prospectus.


                                                       TAIT, WELLER & BAKER


PHILADELPHIA, PENNSYLVANIA
APRIL 28, 1999